UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Amendment Number Three to the Subscriber Unit Purchase Agreement
     On September 28, 2006, NII Holdings, Inc. (“NII Holdings”) entered into Amendment Number Three to the Subscriber Unit Purchase Agreement (the “Third Amendment”) with Motorola Inc. (“Motorola”) relating to its purchase of handsets from Motorola pursuant to the Subscriber Unit Purchase Agreement dated as of January 1, 2005, as previously amended (the “Handset Agreement”).
     In general, the following are the significant changes the Third Amendment made to the Handset Agreement:
•	revised the term of the Handset Agreement from an one (1) year term, which automatically renewed for successive one year periods unless terminated upon 90 days prior notice to the expiration of the current term, to a fixed, five (5) year term ending December 31, 2011;

•	added annually escalating commitments of NII Holdings to purchase a minimum number of handsets each year during the term of the Handset Agreement;

•	added pricing mechanisms for handsets; and

•	added a commitment from Motorola to invest a certain percentage of iDEN handset units sales in the development of iDEN technology and handsets.
Amendment 007A to the iDEN Infrastructure Equipment Supply Agreement
     On September 28, 2006, NII Holdings and each of its operating subsidiaries in Argentina, Brazil, Chile, Mexico and Peru (Nextel Communications Argentina S.A., Nextel Telecomunicações Ltda., Centennial Cayman Corp. Chile S.A., Comunicaciones Nextel de Mexico, S. A. de C. V. and Nextel del Peru, S. A., respectively) entered into an Amendment 007A to the iDEN Infrastructure Equipment Supply Agreement (the “007A Amendment”) relating to its purchase of iDEN infrastructure equipment from Motorola pursuant to the Infrastructure Equipment Supply Agreements dated as of June 30, 2000, as previously amended (the “Infrastructure Agreement”).
     In general, the following are the significant changes the 007A Amendment made to the Infrastructure Agreement:
•	extended the end of the term of the Infrastructure Agreement from December 31, 2007 to December 31, 2011;

•	added pricing mechanisms for iDEN infrastructure equipment; and

•	added a commitment from Motorola to invest a certain percentage of iDEN infrastructure equipment sales in the development of iDEN technology and infrastructure equipment and to support existing iDEN infrastructure products.
Other Significant Relationships with Motorola
     In addition to the purchase of handsets and infrastructure equipment from Motorola, NII Holdings has a number of important strategic and commercial relationships with Motorola, which have been previously disclosed in our periodic reports. NII Holdings uses a transmission technology called integrated digital enhanced network, or iDEN, technology developed by Motorola, Inc. iDEN technology is a proprietary technology of Motorola, and there are no other suppliers of this technology. NII Holdings purchases handset accessories from Motorola and NII Holdings and Motorola have agreed to warranty and maintenance programs and specified indemnity arrangements. NII Holdings also pays Motorola for handset service and repair and training and is reimbursed for certain costs that it incurs under various marketing and promotional arrangements.
Item 8.01. Other Events.
     On September 28, 2006, NII Holdings issued a press release announcing Nextel Mexico’s acquisition of Cosmofrecuencias, S.A. de C.V. in Mexico for $200 million in cash, providing Nextel Mexico with a local concession, significant operational cost savings, increased flexibility for additional revenue generating opportunities and 50MHz of 3.4GHz spectrum nationwide in Mexico. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.	Description
99.1	Press Release dated September 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: October 4, 2006	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President, General Counsel and Secretary